                            Exhibit 99.1

Veralto Announces Quarterly Dividend

WALTHAM, Mass. (December 20, 2023) – Veralto (NYSE: VLTO), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™, announced today that its board of directors has approved a quarterly cash dividend of $0.09 per share of its common stock, payable on January 31, 2024 to holders of record as of the close of business on December 29, 2023.

About Veralto

With annual sales of nearly $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com